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                                                                    Exhibit 2.14

                            NON-COMPETITION AGREEMENT

                                                                   July 26, 2002

Parallax Power Components, LLC
122 East 42nd Street
Suite 1115
New York, NY 10168

Gentlemen:

          Reference is hereby made to the Amended and Restated Asset Purchase Agreement, dated as of April 18, 2002 (the "APA"), between PARALLAX POWER COMPONENTS, LLC, a Delaware limited liability company ("Buyer"), and AEROVOX INCORPORATED, a Delaware corporation ("Seller"). All terms used but not otherwise defined herein shall have the same meanings as used in the APA.

          In order to induce Buyer to enter into and to consummate the transactions contemplated by the APA, the undersigned: (i) Seller; (ii) Aerovox de Mexico, S.A. de C.V., a subsidiary of Seller organized under the laws of Mexico ("Aerovox Mexico"); (iii) Nueva Generacion Manufacturas, S.A. de C.V., a corporation organized under the laws of Mexico ("NGM"), which is purchasing certain assets and businesses of Seller and/or Aerovox Mexico relating to the production facility located in Mexico City, Mexico pursuant to the terms of the Aerovox Mexico Purchase Agreement (as defined below); and (iv) Enrique Sanchez Aldunate ("Sanchez"), a director, officer and/or stockholder of each of Aerovox Mexico and NGM (collectively, the "Non-Competition Parties"), hereby, represent and warrant to, and agree with, Buyer, for themselves and their respective successors and assigns, as follows:

          1. For the period of three (3) years from and after the date hereof, the Non-Competition Parties shall not engage, directly or indirectly (whether as stockholder, partner, member, officer, director, employee, consultant, agent or in any other capacity), in any business activity involving the sale and distribution of the products set forth on Exhibit A annexed hereto and made a part hereof (the "Products") to Universal Lighting Technologies, Inc. and/or its subsidiaries, affiliates, successors and assigns.

          2. Each of the parties to this Agreement hereby acknowledge and agree that, in view of the nature of the subject matter of this Agreement, it would be impracticable and extremely difficult to determine the actual damages to Buyer in the event of a breach of this Agreement by any of the Non-Competition Parties. Accordingly, in the event that any of the Non-Competition Parties shall commit a breach, or threatens to commit a breach, of any of the provisions of
Section 1 hereof, then Buyer shall have the following rights and remedies against the Non-Competition Parties:

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                   (a) the right and remedy to have the provisions of this
Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Buyer; and

                   (b) subject to the provisions of Section 5 hereof, the right and remedy to require the Non-Competition Parties to account for and pay over to Buyer all profits derived or received by any of the Non-Competition Parties as the result of any transactions constituting a breach of any of the provisions of
Section 1 hereof, and the undersigned hereby agrees to account for and pay over such profits to Buyer. Each of the rights and remedies set forth in this Section 2 shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity.

               3. In the event that any of the covenants set forth in Section 1 hereof, or any part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the undersigned hereby agrees that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable. The invalidity or unenforceability of any term or provision of this Agreement shall in no way impair or affect the balance thereof, which shall remain in full force and effect.

               4. This Agreement shall be construed, and the legal relations between the parties hereto determined, in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law, and the legal tribunals of the State of New York shall be the sole forum for resolving any claim, action or demand arising out of or relating to this Agreement.

               5. The obligations of NGM and Sanchez under this Agreement shall be joint and several in nature so long as Sanchez and/or any of his family members or affiliates is an officer, director or stockholder of, or has any pecuniary interest in, NGM; provided, however, that, if Sanchez no longer has any such affiliation or interest in NGM, then the obligations of NGM and Sanchez hereunder shall be and remain several but not joint. The obligations of Seller and Aerovox Mexico hereunder shall in all events be joint and several in nature. In no event shall: (i) Seller or Aerovox Mexico be liable to Buyer for any breach of this Agreement on the part of NGM and/or Sanchez; and (ii) NGM or Sanchez be liable to Buyer for any breach of this Agreement on the part of Seller and/or Aerovox Mexico; and (iii) NGM or Sanchez be liable to Buyer for any breach of this Agreement on the part of the other (but such liability shall continue on a several but not joint basis) if, at the time of such breach and for so long as such breach shall continue, neither Sanchez nor any of his family members and/or affiliates is an officer, director or stockholder of, or has any pecuniary interest in, NGM. Subject to the provisions of Section 6 below, this Agreement shall be binding upon each of the Non-Competition Parties and their respective successors and assigns and affiliates

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               6.  The Non-Competition Parties are also parties to the Agreement to Purchase certain Assets of Aerovox Incorporated and Aerovox de Mexico, dated as of April 19, 2002 (the "Aerovox Mexico Purchase Agreement"), relating to the sale and purchase of certain assets at the facility located in Mexico City, Mexico. The parties hereby acknowledge that, in the event that the transactions contemplated by the Aerovox Mexico Purchase Agreement shall be consummated after the Closing under the APA, then this Agreement shall at all times be effective as to, and binding in all respects upon, Seller and Aerovox Mexico; provided, however, that this Agreement shall not be effective as to, or binding upon, either NGM or Sanchez until such time as the closing under the Aerovox Mexico Purchase Agreement shall be consummated. In the event, however, that the Aerovox Mexico Purchase Agreement shall be terminated for any reason at any time after the Closing under the APA, then this Agreement shall be null and void and without further force or effect as to NGM and Sanchez only (but shall be effective as to Seller and Aerovox Mexico) and neither of NGM or Sanchez shall have any obligations or liabilities hereunder.

                                       Very truly yours

                                       AEROVOX INCORPORATED


                                       By: /s/ F. RANDAL HUNT
                                           -------------------------------------


                                       AEROVOX de MEXICO, S.A. de C.V.


                                       By: /s/ ROBERT D. ELLIOTT
                                           -------------------------------------


                                       NUEVA GENERACION MANUFACTURAS,
                                       S.A. de C.V.

                                       By:  /s/ ENRIQUE SANCHEZ A.
                                            ------------------------------------


Accepted and Agreed:

PARALLAX POWER COMPONENTS, LLC

                                        By: /s/ NATHAN J. MAZUREK
                                            ------------------------------------